EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the Registration Statements pertaining to various employee benefit plans of Asure Software, Inc.  (Form S-8 Nos. 333-77733, 333-44533, 333-48885, 333-28499, 333-64212, and 333-110239) of our report dated March 31, 2011, with respect to the consolidated financial statements of Asure Software, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/    Ernst & Young LLP

Austin, Texas
March 31, 2011